EXHIBIT 11(c)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the reference to us in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A of Variable Insurance Products Fund
III: Growth & Income Portfolio under the heading "Auditor" in the Statement of Additional Information.
/S/PRICE WATERHOUSE
PRICE WATERHOUSE LLP
Boston, Massachusetts
July 29, 1997